UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2013

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On July 31, 2013, SJW Corp. (the “Company”) announced its financial results for the quarter ended June 30, 2013. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 8.01:	Other Events.

On July 25, 2013, the California Public Utilities Commission (“CPUC”) approved a settlement agreement between San Jose Water Company, the Company's wholly owned subsidiary, and the CPUC's Division of Ratepayer Advocates that will allow San Jose Water Company to initiate capital improvements to its 40-year old Montevina Water Treatment Plant.  The approved settlement substantially provides for: (1) the recorded costs of the Montevina upgrade project to be included in rate base through annual advice letters, (2) a total project cost estimate of sixty-two million dollars ($62,000,000), which is treated as an advice letter cap for ratemaking purposes, and (3) the opportunity for San Jose Water Company to request additional funding in a future general rate case or in a separate application if the cost of construction for the Montevina upgrade project exceeds the advice letter construction cap.

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated July 31, 2013 announcing the 2013 Second Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: July 31, 2013	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated July 31, 2013 announcing the 2013 Second Quarter Financial Results.